UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 23, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address, including zip code, of principal executive offices)

(714) 505-4460
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, we received notice that we are not in compliance with certain criteria for continued listing on the NYSE Amex. Although we have made significant progress towards improving our balance sheets, as of the date hereof, we have been unable to re-gain compliance. As such, we shall cease trading on the NYSE Amex and transition to the OTCQX effective with the open of business on June 23, 2011.  Our new symbol for trading on the OTCQX will be RXPC.

Item 7.01 Regulation FD Disclosure.

On today’s date, we issued a press release announcing our move onto the OTCQX Market (“OTCQX”). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radient Pharmaceuticals Corporation

Dated: June 23, 2011	By:	/s/ Akio Ariura
Name: Akio Ariura Title: Chief Financial & Operating Officer